EXHIBIT (c)(7)



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                               WARRANT AGREEMENT

                           Dated as of June 30, 1995
                                 by and between
                          GEOTEK COMMUNICATIONS, INC.
                                      and
                       IBJ SCHRODER BANK & TRUST COMPANY,
                                as Warrant Agent

================================================================================
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                         WARRANT AGREEMENT
                         TABLE OF CONTENTS*
                                                      Page
SECTION 1.   Appointment of Warrant Agent ............. 2
SECTION 2.   Issuance of Warrants ..................... 2
SECTION 3.   Warrant Certificates ..................... 2
SECTION 4.   Execution of Warrant Certificates ........ 3
SECTION 5.   Transfers of Warrants .................... 4
    (a)      Prior to the Separation of Warrants and
              Notes; Separation of Warrants and Notes . 4
    (b)      Restrictive Legend ....................... 6
    (c)      Global Warrant Legend .................... 7
SECTION 6.   Registration and Countersignature ........ 8
SECTION 7.   (a) Registration of Transfers and
              Exchanges ............................... 8
    (b)      Book-Entry Provisions for the Global
              Warrants ................................ 9
    (c)      Special Transfer Provisions .............. 11
SECTION 8.   Terms of Warrants; Exercise of Warrants .. 16
SECTION 9.   Reports .................................. 18
SECTION 10.  Payment of Taxes ......................... 19
SECTION 11.  Mutilated or Missing Warrant Certificates  19
SECTION 12.  Reservation of Warrant Shares ............ 20
SECTION 13.  Obtaining Stock Exchange Listings ........ 21
SECTION 14.  Repurchase ............................... 21
SECTION 15.  Adjustment of Exercise Price and Number
              of Warrant Shares Issuable .............. 23
    (a)      Adjustment for Change in Capital Stock ... 23
    (b)      Adjustment for Rights Issue .............. 24
    (c)      Adjustment for Other Distributions ....... 25
    (d)      Adjustment for Common Stock Issue ........ 26
    (e)      Adjustment for Convertible
              Securities Issue ........................ 28
    (f)      Adjustment for Tender or Exchange Offer .. 29
    (g)      Current Market Price ..................... 31
    (h)      Consideration Received ................... 31
    (i)      When De Minimis Adjustment May Be Deferred 32
    (j)      When No Adjustment Required .............. 32
    (k)      Notice of Adjustment ..................... 33
    (l)      Voluntary Reduction ...................... 33
    (m)      Reorganization of the Company ............ 34
    (n)      Company Determination Final .............. 34
    (o)      Warrant Agent's Disclaimer ............... 34
    (p)      When Issuance or Payment May Be Deferred . 35
    (q)      Adjustment in Number of Shares ........... 35
    (r)      Form of Warrants ......................... 36
SECTION 16.  No Dilution or Impairment ................ 36
SECTION 17.  Fractional Interests ..................... 37
SECTION 18.  Notices to Warrant Holders ............... 37

- -----------
* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

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SECTION 19.  Warrant Agent ............................ 39
SECTION 20.  Merger, Consolidation or Change of Name
              of Warrant Agent ........................ 42
SECTION 21.  Change of Warrant Agent .................. 43
SECTION 22.  Notices to the Company and Warrant Agent . 43
SECTION 23.  Supplements and Amendments ............... 44
SECTION 24.  Successors ............................... 45
SECTION 25.  Termination .............................. 45
SECTION 26.  Governing Law; Jurisdiction .............. 45
SECTION 27.  Benefits of This Agreement ............... 46
SECTION 28.  Counterparts ............................. 46
SECTION 29.  Further Assurances ....................... 46
EXHIBIT A    Form of Initial Warrant Certificate ...... A-1
EXHIBIT B    Form of Certificate ...................... B-1
EXHIBIT C    Form of Certificate to Be Delivered in
              Connection with Transfers to Non-QIB
              Accredited Investors .................... C-1
EXHIBIT D    Form of Certificate to Be Delivered in
              Connection with Transfers Pursuant to
              Regulation S ............................ D-1
EXHIBIT E    Form of Warrant Shares Legend ............ E-1

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          WARRANT AGREEMENT (this "Agreement") dated as of June 30, 1995 between Geotek Communications, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, a bank and trust company organized and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent").

          WHEREAS, the Company has entered into a purchase agreement, dated June 29, 1995, with Smith Barney Inc. (the "Initial Purchaser") pursuant to which the Company has agreed to sell to the Initial Purchaser 207,000 Units (the "Firm Units") consisting of $207,000,000 aggregate principal amount at maturity of 15% Senior Secured Discount Notes due 2005 (the "Firm Notes") and warrants (the "Firm Warrants") to purchase up to an aggregate of 6,210,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), plus up to an additional 20,700 Units (the "Additional Units"), consisting of $20,700,000 aggregate principal amount at maturity of 15% Senior Secured Discount Notes due 2005 (the "Additional Notes") and warrants to purchase up to an aggregate of 621,000 shares of Common Stock (the "Additional Warrants"), issuable pursuant to the Initial Purchaser's option to cover overallotments. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes", the Firm Warrants and the Additional Warrants are hereinafter collectively referred to as the "Warrants" and the Firm Units and the Additional Units are hereinafter collectively referred to as the "Units." Each Warrant entitles the holder thereof, upon exercise, to purchase one fully paid and nonassessable share of Common Stock at an exercise price of $9.90 per share (the "Exercise Price"). The Exercise Price and the number of shares are both subject to adjustment under certain circumstances as provided herein. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares." The Notes will be issued under an indenture to be dated as of June 30, 1995 (the "Indenture"; unless otherwise defined herein, defined terms therein shall have the same meanings when used herein) between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"); and

          WHEREAS, the Warrants shall bear the legend set forth in Exhibit A attached hereto (the "Warrant Legend") and the Notes shall bear the legend set forth in Exhibit A attached to the Indenture, in each case subject to the terms of this Agreement and the Indenture, as the case may be. Unless registered under the Securities Act of 1933, as amended, and any applicable state securities laws, the Warrant Shares shall initially bear the legend set forth in Exhibit E (the "Warrant Shares Legend"); and

          WHEREAS, the Warrants and the Notes shall not be separately transferable until the close of business upon the earliest to occur of (i) January 6, 1996, (ii) the commencement of the Exchange Offer, (iii) such earlier date as the Initial Purchaser may determine and specify to the Warrant Agent in writing and (iv) in the event of a Change of Control, the

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date the Company mails notice thereof to the Holders of the Notes (the
"Separation Date"); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2. Issuance of Warrants. Warrants shall be originally issued in connection with the issuance of the Notes and shall not be separately transferable from the Notes until on or after the Separation Date as provided in Section 5 hereof.

          SECTION 3. Warrant Certificates. The Warrants shall be substantially in the form annexed hereto as Exhibit A.

          Warrants offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Warrant in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Warrant"), deposited with the Warrant Agent, as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate amount of the U.S. Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depository or its nominee, as hereinafter provided.

          Warrants offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Warrant in definitive, fully registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Warrant") deposited with the Warrant Agent, as custodian for the Depository and registered in the name of a nominee of the Depository for the accounts of Euroclear and Cedel, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. At any time on or after August 15, 1995, upon receipt by the Warrant Agent and the Company of a duly executed certificate substantially in the form of Exhibit B hereto, a single permanent global Warrant in definitive, fully registered form substantially in the form set forth in Exhibit A, except that such Warrant shall not bear the legend (the "Private Placement Legend") set forth in Section 5(b) hereof (the "Permanent Offshore Global Warrant," and together with the Temporary Offshore Global Warrant, the "Offshore Global Warrants"), duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided shall be deposited with the Warrant Agent, as custodian for the Depository, and the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of the Temporary Offshore Global Warrant in an amount equal

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to the aggregate amount of the beneficial interest in the Temporary Offshore
Global Warrant transferred. The U.S. Global Warrant and the Offshore Global Warrant are sometimes referred to herein individually as a "Global Warrant" and collectively as the "Global Warrants."

          Warrants originally purchased by or transferred to Institutional Accredited Investors which are not QIB's ("Non-Global Purchasers") shall be issued in the form of permanent certificated Warrants in registered form in substantially the form set forth in Exhibit A (the "Physical Warrants"). Upon the transfer of Physical Warrants by a Non-Global Purchaser either to a QIB or in accordance with Regulation S, such Physical Warrants shall, unless the relevant Global Warrant has previously been exchanged in whole for Physical Warrants pursuant to Section 7(b)(ii), be exchanged for an interest in such Global Warrant.

          SECTION 4. Execution of Warrant Certificates. Warrant certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Senior Vice President and Secretary or an Assistant Secretary. Each such signature upon the Warrant certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Senior Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Senior Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant certificates.

          In case any officer of the Company who shall have signed any of the Warrant certificates shall cease to be such officer before the Warrant certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant certificate, shall be a proper officer of the Company to sign such Warrant certificate, although at the date of the execution of this Agreement any such person was not such officer.

          Warrant certificates shall be dated the date of countersignature by the Warrant Agent.

          SECTION 5.  Transfers of Warrants.

          (a) Prior to the Separation of Warrants and Notes; Separation of Warrants and Notes. Notwithstanding the provisions of Section 7 hereof, on or after the Separation Date, the registered holder of a Warrant certificate containing a Warrant Legend may surrender such Warrant certificate accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney to the Warrant Agent, at its corporate trust office in the City of New York, State of New York (the "Warrant Agent Office") for the exchange of such Warrant containing a Warrant Legend, in whole or in part, for a new Warrant certificate or certificates not containing the first paragraph of the Warrant Legend (such surrender and exchange being referred to herein as a "Separation" and the related Warrants being referred to as "Separated").

          Until the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any person unless simultaneously with such transfer, the Warrant Agent receives confirmation from the Trustee for the Notes that the holder thereof has requested a transfer to such transferee of $1,000 principal amount at maturity of Notes for each 30 Warrants (subject to an adjustment under Section 15 hereof) so transferred. In connection with the foregoing, upon original issuance (if prior to the Separation Date) and, thereafter (until Separation with respect to the first paragraph only), each Warrant certificate will bear the following legend:

     UNTIL THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) JANUARY 6, 1996, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE 15% SENIOR SECURED DISCOUNT NOTES DUE 2005 (THE "NOTES") OF GEOTEK COMMUNICATIONS, INC. (THE "COMPANY"), (iii) SUCH EARLIER DATE AS SMITH BARNEY INC., AS INITIAL PURCHASER OF THE NOTES AND WARRANTS, MAY DETERMINE AND SPECIFY TO THE WARRANT AGENT IN WRITING, AND (iv) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT AT MATURITY OF NOTES FOR EACH 30 WARRANTS (SUBJECT TO ADJUSTMENT UNDER SECTION 15 OF THE WARRANT AGREEMENT, DATED AS OF JUNE 30, 1995, BETWEEN THE COMPANY AND IBJ SCHRODER BANK & TRUST COMPANY, AS WARRANT AGENT) SO TRANSFERRED.

     THE COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE SHARES OF

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     COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT
     SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE WARRANT SHARES TO THE WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE ACT AND THE WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

          (b) Restrictive Legend. Except as otherwise provided in Section 7(c)(vi) hereof, the U.S. Global Warrant, the Temporary Offshore Global Warrant and any Physical Warrant issued in exchange for interests therein shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER

AND SUBMIT THIS CERTIFICATE TO THE WARRANT AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (c) Global Warrant Legend. Each Global Warrant shall also bear the following legend:

UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 7(c) OF THE WARRANT AGREEMENT.

          SECTION 6. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant certificates in a register as they are issued by the Company.

          Warrant certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, a Senior Vice President or Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant certificates as the absolute owner(s) thereof

(notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company agrees to arrange for the Trustee under the Indenture (or any other Registrar thereunder) to act as registrar hereunder with respect to Warrants that are not Separated.

          SECTION 7. (a) Registration of Transfers and Exchanges. In accordance with this Section 7, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant certificate shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Warrant Agent. Canceled Warrant certificates shall thereafter be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

          Warrant certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant certificate or other Warrant certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Warrant certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure and in accordance with applicable law.

          No service charge shall be made for any transfer or exchange of Warrant certificates or any issuance of Warrant certificates in connection with a Separation, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 7 and Section 5, the new Warrant certificates required pursuant to the provisions of this Section 7.

          (b) Book-Entry Provisions for the Global Warrants. (i) The Global Warrants initially shall (x) be registered in the name of the Depository or the nominee of such Depository, (y) be delivered to the Warrant Agent as custodian for the Depository and (z) bear legends as set forth in Section 5(b).

          (ii) Transfers of any Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to the Depository, its successors or their respective nominees. Beneficial interests in any Global Warrant may be transferred in accordance with the applicable rules and procedures of the Depository and, if applicable, Euroclear and Cedel and the provisions of Section 7(c). If, for any reason, a beneficial owner requires physical delivery of a Physical Warrant, such beneficial owner shall transfer its interest in the Global Warrant in exchange for Physical Warrants in accordance with the applicable rules and procedures of the Depository and, if applicable, Euroclear and Cedel and the provisions of Section 7(c). In addition, Physical Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Warrant if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Warrant, and a successor depository is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Warrant Agent has received a request from the Depository.

          (iii) Any beneficial interest in one of the Global Warrants that is transferred to a person who takes delivery in the form of an interest in the other Global Warrant will, upon transfer, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

          (iv) In connection with any transfer of a beneficial interest in any Global Warrant to a transferee receiving Physical Warrants pursuant to paragraph (b)(ii) of this Section 7, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of such Global Warrant in an amount equal to the aggregate amount of the beneficial interest in such Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Warrants of like tenor and amount.

          (v) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to paragraph (b)(ii) of this Section 7, such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Warrant, an equal aggregate amount of Physical Warrants of authorized denominations.

          (vi) Any Physical Warrant delivered in exchange for an interest in the U.S. Global Warrant or the Temporary Offshore Global Warrant pursuant to paragraphs (b)(ii), b)(iv) or (b)(v) of this Section 7 shall, except as otherwise provided by paragraph (c)(vi) of this Section 7, bear the legends regarding transfer restrictions applicable to the Physical Warrant set forth in Sections 5(a) and 5(b).

          (vii) The registered holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Warrant holder is entitled to take under this Warrant Agreement or the Warrants.

          (c) Special Transfer Provisions.

          (i) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Warrant to any Institutional Accredited Investor that is not a QIB:

           (x) The Warrant Agent shall register the transfer of any Warrant, whether or not such Warrant bears the Private Placement Legend, if (A) the requested transfer is at least three years after the later of the Issue Date and the last date on which such Warrant was held by an Affiliate of the Company or (B) the proposed transferee has delivered to the Warrant Agent
                (1) a certificate substantially in the form of Exhibit C hereto and (2) an opinion of counsel acceptable to the Company and the Warrant Agent that such transfer is in compliance with the Securities Act.

           (y) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Warrant, upon receipt by the Warrant Agent of (A) the documents, if any, required by paragraph (c)(i)(x) of this Section 7 and (B) instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of the Global Warrant in an amount equal to the aggregate amount of the beneficial interest in the Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Certificates of like tenor and amount.

               (ii) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Warrant to a QIB:

           (x) If the Warrant to be transferred consists of Physical Warrants or an interest in the Temporary Offshore Global Warrant, the Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           (y) If the proposed transferee is an Agent Member and the Warrant to be transferred consists of Physical Warrants or an interest in the Temporary Offshore Global Warrant, upon receipt by the Warrant Agent of the documents referred to in clause (x) and instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the aggregate amount of the U.S. Global Warrant in an amount equal to the aggregate amount of the Physical Warrants or the interest in the Temporary Offshore Global Warrant, as the case may be, to be transferred, and the Warrant Agent shall cancel the Physical Warrants or decrease the amount of the Temporary Offshore Global Warrant so transferred.

               (iii) Transfers of Interests in the Temporary Offshore Global Warrant. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Warrant:

           (x)  The Warrant Agent shall register the transfer of any Warrant
                (A) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Warrant Agent a certificate substantially in the form of Exhibit D hereto or
                (B) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           (y) If the proposed transferee is an Agent Member, upon receipt by the Warrant Agent of the documents referred to in clause
                (x)(A) above and instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the aggregate amount of the U.S. Global Warrant in an amount equal to the aggregate amount of the Temporary Offshore Global Warrant to be transferred, and the Warrant Agent shall decrease the amount of the Temporary Offshore Global Warrant.

               (iv) Transfers of Interests in the Permanent Offshore Global Warrant to U.S. Persons. The following provision shall apply with respect to any transfer of interests in the Permanent Offshore Global Warrant to U.S. Persons: The Warrant Agent shall register the transfer of any Warrant without requiring any additional certification.

               (v) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Warrant to a Non- U.S. Person:

           (x) Prior to August 15, 1995, the Warrant Agent shall register any proposed transfer of a Warrant to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

           (y) On and after August 15, 1995, the Warrant Agent shall register any proposed transfer to any Non-U.S. Person if the Warrant to be transferred is an interest in the U.S. Global Warrant, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

           (z) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Warrant, upon receipt by the Warrant Agent of (1) the documents, if any, required by paragraph (c)(v)(y) and (2) instructions in accordance with the Depository's and the Warrant Agent's procedures, the

                Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of the U.S. Global Warrant in an amount equal to the aggregate amount of the beneficial interest in the U.S. Global Warrant to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Warrant Agent of instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the aggregate amount of the Offshore Global Warrant in an amount equal to the aggregate amount of the U.S. Global Warrant to be transferred, and the Warrant Agent shall decrease the amount of the U.S. Global Warrant.

               (vi) Private Placement Legend. Upon the transfer, exchange or replacement of Warrants not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrants that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrants bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrants that bear the Private Placement Legend unless either (x) the circumstances contemplated by the third paragraph of
     Section 3 or paragraph (c)(i)(x)(A) or (c)(v)(y) of this Section 7 exist or (y) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (vii) General. The provisions hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Warrant bearing the Private Placement Legend, each holder of such a Warrant shall be deemed to acknowledge the restrictions on transfer of such Warrant set forth in this Warrant Agreement and in the Private Placement Legend and agrees that it will transfer such Warrant only as provided in this Warrant Agreement. The Warrant Agent shall not register a transfer of any Warrant unless such transfer complies with the restrictions on transfer of such Warrant set forth in this Warrant Agreement. In connection with any transfer of Warrants, each Warrant holder agrees by its acceptance of the Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          SECTION 8. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised at any time on or after 9:00 a.m., New York, New York time on January 6, 1996 until 5:00 p.m., New York, New York time on July 15, 2005 (the "Expiration Date") to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as herein defined) then in effect for such Warrant Shares; provided that no Warrant holder shall be entitled to exercise such holder's Warrants at any time unless, at the time of exercise, (i) a registration statement under the Securities Act covering the offer and sale of the Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or (ii) the offer and sale of the Warrant Shares to the Warrant holder are exempt from registration under the Securities Act and the holder of the Warrants, if so requested by the Company, has delivered to the Company an opinion of counsel to such effect. Each Warrant, when exercised, will entitle the holder thereof to purchase one fully paid and nonassessable share of Common Stock at the Exercise Price. The Exercise Price and the number of shares are both subject to adjustment under certain circumstances as provided herein. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

          A Warrant may be exercised at any time on or after January 6, 1996 upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor" as defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for each Warrant then exercised. Payment of the aggregate Exercise Price shall be made in the form of cash or a certified or official bank check payable to the order of the Company.

          Subject to the provisions of Section 9 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants together with any cash which may be payable as provided in Section 17 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (l) of Section 15 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two Business Days thereafter, issue and cause to be delivered to the registered holder thereof or any person so designated to be named therein the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with any cash which may be payable as provided in Section 17 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 17 hereof.

          The Warrants shall be exercisable at any time on or after January 6, 1996, at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 9. Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holders of Warrants, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall make available to investors and prospective investors of the Warrants information that satisfies the requirements of Rule 144A(d)(4) under the Securities Act.

          SECTION 10. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants or to any Separation; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 11. Mutilated or Missing Warrant Certificates. If any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 12. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available to the Warrant Agent any cash which may be payable as provided in Section 17 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 18 hereof.

          Before taking any action which would cause an adjustment pursuant to Section 15 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

          SECTION 13. Obtaining Stock Exchange Listings. The Company shall from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which other shares of Common Stock are then listed or quoted.

          SECTION 14. Repurchase. For purposes of this Section 14, a "Repurchase Event" is defined to occur on any date prior to July 15, 2005 when the Company consolidates with, merges into or with (but only where holders of the Common Stock receive consideration in exchange for all or part of such shares of Common Stock) or sells all or substantially all of its assets to, another person which does not have a class of equity securities registered under the Exchange Act or a wholly-owned subsidiary of such person, if the consideration for such transaction does not consist solely of cash or such merger or consolidation is not effected solely for the purpose of changing the Company's state of incorporation.

          An "Independent Financial Expert" is a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

          Following the occurrence of a Repurchase Event, the Company shall be obligated to make an offer to holders of all outstanding Warrants to repurchase for cash all outstanding Warrants (a "Repurchase Offer"). Until 5:00 p.m. (New York City time) on the final surrender date selected by the Company (which such date shall be at least 60 but not more than 120 calendar days following the date on which the Company gives notice of such Repurchase Offer) (the "Final Surrender Time"), the holders of Warrants may surrender all or part of their Warrants for repurchase by the Company. Warrants received by the Warrant Agent in proper form for purchase during a Repurchase Offer prior to the Final Surrender Time are to be repurchased by the Company at a price in cash (the "Repurchase Price") equal to the value (the "Relevant Value") on the date which is five business days prior to the date notice of such Repurchase Offer is given (the "Valuation Date") of the Common Stock issuable, and other securities which would have been delivered, upon exercise of the Warrants had the Warrants been exercised, less the Exercise Price therefor (regardless of whether the Warrants are then exercisable). The Relevant Value of the Common Stock and other securities, assuming exercise of all Warrants, on any Valuation Date shall be (i) if the Common Stock (or other securities) is registered under the Exchange Act, the average of the closing sales prices of the Common Stock (or other securities) for the 20 consecutive trading days immediately preceding such Valuation Date or, if the Common Stock (or other securities) has been registered under the Exchange Act for less then 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available or (ii) if the Common Stock (or other securities) is not registered under the Exchange Act or if the value cannot be computed under clause (i) above, the value determined (without giving effect to any discount for lack of liquidity, the fact that the Company has no class of equity securities registered under the Exchange Act or the fact that the shares of Common Stock and other securities issuable upon exercise of the Warrants represent a minority interest in the Company) by an Independent Financial Expert.

          If the value of the Common Stock (or other securities) is determined in the manner described in clause (ii) of the preceding paragraph, the Board of Directors of the Company shall select an Independent Financial Expert not more than five business days following any Repurchase Event. Within two business days after its selection of the Independent Financial Expert, the Company must deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert. The Company also must cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, a value report (the "Value Report") which states the Relevant Value of the Common Stock and other securities or property of the Company, if any, being valued as of the Valuation Date and contains a brief statement as to the nature and scope of the examination or investigation upon which the determination was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except that the Warrant Agent shall keep such Value Report on file and available for inspection, during normal business hours, by the holders of the Warrants. In the absence of manifest error, the determination of the Independent Financial Expert as to Relevant Value shall be conclusive as to all persons.

          SECTION 15. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 15. For purposes of this Section 15, "Common Stock" means the Common Stock and any other stock of the Company, however designated, for which the Warrants may be exercisable.

          (a)  Adjustment for Change in Capital Stock.

          If the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date, subject to subsection (p) of this Section 15, in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 15.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustment for Rights Issue.

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                       O + N  x  P
                           -------
          E'  =  E  x        M
                       -----------
                         O  +  N

          where:

          E' = the adjusted Exercise Price.

          E =  the current Exercise Price.

          O = the number of shares of Common Stock outstanding on the record date.

          N =  the number of additional shares of Common Stock offered.

          P =  the offering price per share of the additional shares.

          M = the current market price per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  Adjustment for Other Distributions.

          If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

          E'  =  E  x  M - F
                       -----
                         M
          where:

          E' = the adjusted Exercise Price.

          E =  the current Exercise Price.

          M = the current market price per share of Common Stock on the record date mentioned in the immediately succeeding paragraph.

          F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection (c) does not apply to:

          (1) rights, options or warrants referred to in subsection (b) of this Section 15, or

          (2) cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend (as defined below). An "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceeds $25 million. In all cases, the Company shall give the Warrant holders at least 30 days notice of a record date for any dividend payment on its Common Stock.

          (d)  Adjustment for Common Stock Issue.

          If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                            P
                            -
          E'  =  E  x   O + M
                        -----
                          A

          where:

          E' = the adjusted Exercise Price.

          E =  the then current Exercise Price.

          O = the number of shares outstanding immediately prior to the issuance of such additional shares.

          P = the aggregate consideration received for the issuance of such additional shares.

          M = the current market price per share on the date of issuance of such additional shares.

          A = the number of shares outstanding immediately after the issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to:

               (1)  any of the transactions described in subsections (a),
     (b)and (c) of this Section 15,

               (2) the exercise of Warrants or other warrants outstanding on the date of this Agreement, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

               (3) Common Stock issued and issuable upon the exercise of options issued to the Company's directors, officers and employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law or otherwise where such issuances have been approved by the Board of Directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Agreement shall not exceed 1% of the Common Stock outstanding at the time of issuance),

               (4) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock,

               (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

               (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, or

               (7) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent, shall exceed 20%).

          (e)  Adjustment for Convertible Securities Issue.

          If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this Section 15) for a consideration per share (including the minimum consideration per share payable upon conversion of any securities convertible into or exchangeable for Common Stock) of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                            P
                            -
          E'  =  E  x   O + M
                        -----
                        O + D

          where:

          E' = the adjusted Exercise Price.

          E =  the then current Exercise Price.

          O = the number of shares outstanding immediately prior to the issuance of such securities.

          P = the aggregate consideration received for the issuance of such securities.

          M = the current market price per share on the date of issuance of such securities.

          D = the maximum number of shares deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

          This subsection (e) does not apply to:

               (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

               (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting,

               (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 20% of the then current market price) or

               (4) stock options issued to the Company's directors, officers or employees.

          (f)  Adjustment for Tender or Exchange Offer.

          If the Company or any Subsidiary of the Company consummates a tender or exchange offer for all or any portion of the Common Stock or any securities convertible into or exchangeable for Common Stock, to the extent that the cash and value of any other consideration included in such payment per share of Common Stock (determined on an as-converted basis in the case of any such convertible or exchangeable securities so tendered or exchanged) exceeds the average of the Quoted Prices (as defined in subsection (g) of this Section 15) of the Common Stock for the five consecutive trading days (the "Adjustment Period") commencing on the first trading day (such trading day, the "First Trading Day") immediately following the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time"), the Exercise Price shall be adjusted in accordance with this formula:

          E'  =  E  x   O x  M
                        -----------
                        P + (A x M)

          E' = the adjusted Exercise Price.

          E =  the current Exercise Price.

          O = the number of shares of Common Stock outstanding immediately prior to the Expiration Time, including, in the case of any tender or exchange offer in respect of securities convertible into or exchangeable for Common Stock, any shares of Common Stock issuable upon the conversion or exchange of such securities.

          M = the average of the Quoted Prices (as defined in subsection (g) of this Section 15) of the Common Stock for the Adjustment Period.

          P = the aggregate cash consideration and the fair market value of any non-cash consideration payable to stockholders based on the number of shares of Common Stock (or securities convertible into or exchangeable for Common Stock) tendered or exchanged (and not withdrawn) in connection with the tender or exchange offer and accepted by the Company. The Board of Directors shall determine the fair market value of any non-cash consideration.

          A= the number of shares of Common Stock outstanding at the time of acceptance by the Company of any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) so tendered or exchanged and accepted by the Company, including, in the case of any tender or exchange offer in respect of securities convertible into or exchangeable for Common Stock, any shares of Common Stock issuable upon the conversion or exchange of such securities.

          The adjustment shall be made successively whenever any such tender or exchange offer is made. To the extent a Warrant holder exercises such holder's Warrant(s) prior to the conclusion of the Adjustment Period, any adjustment in the number of Warrant Shares issuable upon exercise of such Warrant(s) shall be for the benefit of the holder of record of such Warrant(s) at the close of trading on the First Trading Day.

          This subsection (f) does not apply to redemptions of securities pursuant to redemption provisions contained in the certificate of designation pertaining to such securities in effect at the time such securities were issued, whether such redemptions are optional or mandatory.

          (g)  Current Market Price.

          In subsections (b), (c), (d) and (e) of this Section 15, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock on any national securities exchange on which the Common Stock is listed which shall be for consolidated trading if applicable to such exchange, or if not so listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on such basis as it in good faith considers appropriate.

          (h)  Consideration Received.

          For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 15, the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

          (i)  When De Minimis Adjustment May Be Deferred.

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 15 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (j)  When No Adjustment Required.

          No adjustment need be made for a transaction referred to in subsections (a), (b),(c), (d), (e) or (f) of this Section 15 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for (i) a transaction referred to in subsections (b), (d) or (e) of this Section 15 if the below market portion of such issuances, taken together with all other below market issuances and with all above market tender or exchange offers described in clause (ii) of this paragraph made on and after the date of this Agreement, is less than 2.0% of the Total Market Capitalization of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof) and (ii) a transaction referred to in subsection (f) of this Section 15 if the above market portion of such tender or exchange offers, taken together with all other above market tender or exchange offers and with all below market issuances described in clause (i) of this paragraph made on or after the date of this Agreement, is less than 2.0% of the Total Market Capitalization of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof).

          No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (k)  Notice of Adjustment.

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 17 hereof.

          (l)  Voluntary Reduction.

          The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to

Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect.
The notice shall state the reduced Exercise Price and the period it will be in effect.

          A voluntary reduction of the Exercise Price pursuant to this
Section 15(k), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d), (e) and (f) of this Section 15.

          (m)  Reorganization of the Company.

               (1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction any Warrants not surrendered for repurchase by the Company pursuant to Section 14 hereof shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made (any such person, the "Successor Entity"), shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 15. The Successor Entity shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

               (2)  If this subsection (m) applies, subsections (a), (b),
     (c), (d), (e) and (f) of this Section 15 do not apply.

          (n)  Company Determination Final.

          Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g), (h) or (j) of this
Section 15 is conclusive.

          (o)  Warrant Agent's Disclaimer.

          The Warrant Agent has no duty to determine when an adjustment under this Section 15 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (n) of this Section 15 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 15.

          (p)  When Issuance or Payment May Be Deferred.

          In any case in which this Section 15 shall require that an adjustment in the Exercise Price be made effective as of or immediately after a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and
(ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 17 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (q)  Adjustment in Number of Shares.

          Upon each adjustment of the Exercise Price pursuant to this Section 15, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

          N'  =  N x  E
                      --
                      E'

          where:

          N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

          N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

          E' = the adjusted Exercise Price.

          E =  the Exercise Price prior to adjustment.

          (r)  Form of Warrants.

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 16. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 15 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of Warrants of the benefit of all or a portion of the purchase rights evidenced by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 15, necessary to preserve, without dilution, the purchase rights, represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

          (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by
Section 15(m) shall not be prohibited by or require any adjustment under this
Section 16.

          SECTION 17. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 17, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share multiplied by (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

          SECTION 18. Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 15 hereof, the Company shall within 15 days thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 18.

          (b)  In case:

             (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

             (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of
     Section 15 hereof; or

           (iii) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

             (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

               then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses
     (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or (C) the date on which any such consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 18 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, tender offer or exchange offer, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

          (c) If the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d),
(e) or (f) of Section 15 hereof and the Company does not arrange for Warrant holders to participate pursuant to subsection (j) of Section 15 hereof, the Company shall mail to Warrant holders a notice at least 15 days before such date stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up or the Expiration Time of a tender or exchange offer. Failure to mail the notice or any defect in the notice shall not affect the validity of the transaction.

          Nothing contained in this Agreement or in any of the Warrant certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 19. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound.

          (a) The statements contained herein and in the Warrant certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate for any action taken in reliance on any Warrant certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 20. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. To the extent practicable, the Warrant Agent shall provide prior written notice to the Company of any such merger, consolidation, succession or similar change with respect to the Warrant Agent; provided, however, that the failure to deliver such notice will not affect the rights of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such

Warrant certificates shall have the full force and effect provided in the Warrant certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant certificates either in its prior name or in its changed name, and in all such cases such Warrant certificates shall have the full force and effect provided in the Warrant certificates and in this Agreement.

          SECTION 21. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrant certificates, then the registered holder of any Warrant certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in Section 21, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

          The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

          SECTION 22. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

               Geotek Communications, Inc.
               20 Craig Road
               Montvale, NJ  07645
               Attention:  General Counsel

with a copy to:

               Klehr, Harrison, Harvey,
                 Branzburg & Ellers
               1401 Walnut Street
               Philadelphia, PA  19102
               Attention:  Leonard M. Klehr, Esq.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, NY  10004
               Attention:  Corporate Trust and Agency Administration

          Notice may also be given by facsimile transmission (effective when receipt is acknowledged) (effective at the time of delivery) or by overnight delivery service (effective the next business day).

          SECTION 23. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the consent of any holders of Warrant certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 15 or 17 hereof).

          SECTION 24. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 25. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on July 15 , 2005. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 19 hereof shall survive such termination.

          SECTION 26. Governing Law; Jurisdiction. This Agreement and each Warrant certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under this Agreement or the Warrant certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any Warrant holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          SECTION 27. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant certificates.

          SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 29. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                         GEOTEK COMMUNICATIONS, INC.

                         By:  /s/ Yaron Eitan
                              -----------------------------
                              Name:  Yaron Eitan
                              Title: President

                         IBJ SCHRODER BANK & TRUST COMPANY

                         By:  /s/ Barbara McCluskey
                              -----------------------------
                              Name:  Barbara McCluskey
                              Title: Assistant Vice President

                                                                       EXHIBIT A

EXERCISABLE ON OR AFTER JANUARY 6, 1996 AND ON OR BEFORE JULY 15, 2005

                      Form of Initial Warrant Certificate

                                     [Face]

No. 16,210,000 Warrants
CUSIP 373654136

                              Warrant Certificate
                          GEOTEK COMMUNICATIONS, INC.

          This Warrant Certificate certifies that CEDE & CO., or registered assigns, is the registered holder of 6,210,000 warrants expiring July 15, 2005 (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Geotek Communications, Inc., a Delaware corporation ("the Company"). Each Warrant entitles the holder upon exercise to receive from the Company, at any time on or after 9:00 a.m., New York, New York time on January 6, 1996 to 5:00 p.m., New York, New York time on July 15, 2005, 6,210,000 fully paid and nonassessable shares of Common Stock (each a "Warrant Share") at the initial exercise price (the "Exercise Price") of $9.90 per share payable in the form of cash or certified or official bank check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York, New York time on July 15, 2005, and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, Geotek Communications, Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

     GEOTEK COMMUNICATIONS, INC.

                         By: ----------------------------------------
                              Chief Executive Officer

                         By: ----------------------------------------
                              Secretary
                                   (seal)

Countersigned:
IBJ SCHRODER BANK & TRUST COMPANY,
as Warrant Agent

By:  ---------------------------------------
     Authorized Signatory

                          Form of Warrant Certificate
                                   [Reverse]

     UNTIL THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) JANUARY 6, 1996, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE 15% SENIOR SECURED DISCOUNT NOTES DUE 2005 (THE "NOTES") OF GEOTEK COMMUNICATIONS, INC. (THE "COMPANY"), (iii) SUCH EARLIER DATE AS SMITH BARNEY INC., AS INITIAL PURCHASER OF THE NOTES, MAY DETERMINE AND SPECIFY TO THE WARRANT AGENT IN WRITING, AND (iv) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT AT MATURITY OF NOTES FOR EACH 30 WARRANTS (SUBJECT TO ADJUSTMENT UNDER
     SECTION 15 OF THE WARRANT AGREEMENT, DATED AS OF JUNE 30, 1995, BETWEEN THE COMPANY AND IBJ SCHRODER BANK & TRUST COMPANY, AS WARRANT AGENT) SO TRANSFERRED.

     THE COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT COVERING THE OFFER AND SALE OF THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE OFFER AND SALE OF THE WARRANT SHARES TO THE WARRANT HOLDERS ARE EXEMPT FROM REGISTRATION UNDER THE ACT AND THE WARRANT HOLDER, IF SO REQUESTED BY THE COMPANY, HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL TO SUCH EFFECT.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE

     SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
     (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE WARRANT AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

By accepting a Warrant certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring July 15, 2005 entitling the holder upon exercise to receive shares of Common Stock of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of June 30, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company to IBJ Schroder Bank & Trust Company, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised at any time on or after 9:00 a.m., New York, New York time on January 6, 1996 to 5:00 p.m., New York, New York time on July 15, 2005. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the form of cash or certified or official bank check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or

Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase
                   (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ shares of Common Stock and herewith tenders payment for such shares to the order of Geotek Communications, Inc. in the amount of $____ in accordance with the terms hereof.

          The undersigned requests that a certificate for such shares be registered in the name of ____________________, whose address is _____________________ and that such shares be delivered to _______________
whose address is ____________.

          If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ___________________, whose address is ________________, and that such Warrant Certificate be delivered to _______________, whose address is ___________________.

Date: _____________

     Your Signature:___________________

     (Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee:

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

_________________________________________
_________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________
the within Warrant certificate and all rights thereunder, hereby irrevocably constituting and appointing
_________________________________________
attorney to transfer the Warrants evidenced by said Warrant certificate (the "Warrants") on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of the Warrants occurring prior to the date which is the earlier of (i) the date of an effective Registration or
(ii) three years after the later of the original issuance of the Warrants or the last date on which the Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                  [Check One]

[ ](a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule l44A thereunder.

                                       or

[ ](b)    the Warrants are being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7(c) of the Warrant Agreement shall have been satisfied.


Date:                        NOTICE:  The signature to
                             this assignment must
                             correspond with the name as
                             written upon the face of the
                             within-mentioned instrument
                             in every particular, without
                             alteration or any change
                             whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this

Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:

                             NOTICE:  To be executed by an
                             executive officer

          The following is a summary of all omitted Exhibits to the foregoing Warrant Agreement.

          Exhibit B      Form of Certificate

          Exhibit C      Form of Certificate to Be Delivered in Connection
                         with Transfers to Non-QIB Accredited Investors

          Exhibit D      Form of Certificate to Be Delivered in Connection
                         with Transfers Pursuant to Regulation S

          Exhibit E      Form of Warrant Shares Legend

          The Registrant agrees to furnish supplementally to the Commission copies of Exhibits B-E upon request of the Commission.